Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 2004 (November 25, 2004 as to the cashflow statement and notes and Notes to the accounts 18 and 19), relating to the financial statements of Active Hotels Limited, appearing in the Current Report on Form 8-K/A of priceline.com Incorporated dated November 26, 2004.

/s/ Deloitte & Touche LLP

Cambridge, England
January 31, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2004, relating to the financial statements of priceline.com Incorporated, appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
January 31, 2005

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 (December 13, 2004 as to Note 4), relating to the financial statements of Priceline Mortgage Company, L.L.C., appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
January 31, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2004, relating to the financial statements of Travelweb, L.L.C., appearing in the Current Report on Form 8-K/A of priceline.com Incorporated dated July 15, 2004.

/s/ Deloitte & Touche LLP

Dallas, Texas
January 31, 2005